                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934 Date of Report (Date of earliest event reported)   August 25, 1997
                                                            -------------------

                              Cytec Industries Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Delaware                       1-12372                 22-3268660
--------------------------------------------------------------------------------
(State or other jurisdiction        (Commission              (IRS Employer
 of incorporation)                  File Number)           Identification No.)


                           Five Garret Mountain Plaza
                             West Paterson, NJ 07424
--------------------------------------------------------------------------------
      (Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code       973-357-3100
                                                    ----------------------------

--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)


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Item 5.  Other Events

         On August 25, 1997, Cytec Industries Inc. (the "Company") signed a definitive agreement (the "Agreement") with Stamford FHI Acquisition Corp. ("Stamford") to acquire substantially all of the assets and liabilities of Fiberite, Inc. for $344 million in cash. At the time the Agreement was signed, Stamford had a contract with Fiberite's then owners to purchase Fiberite. Stamford completed its acquisition of Fiberite pursuant to that contract on August 29, 1997 and Fiberite became a party to the Agreement.

         The assets to be acquired by the Company include all of the businesses of Fiberite excluding its satellite materials business. Sales in 1997 for the acquired business are estimated at approximately $250 million. In addition, the Company will assume Fiberite's obligation to license the technology rights to certain structural advanced composites to Hexcel Corporation on a non-exclusive basis.

         Fiberite is a leading worldwide supplier of advanced composite materials for aerospace, industrial and recreational applications. Advanced composite materials are generally epoxy, bismaleimide and phenolic resin systems reinforced with high performance fibers such as graphite, aramid and glass. These products are used for interior and exterior components on commercial and military aircraft and in other industrial and recreational applications.

         The acquisition will include sites in Tempe, Arizona; Greenville, Texas; Orange, California; Winona, Minnesota; Delano, Pennsylvania; Newark, Delaware and in Europe, Ostringen, Germany and Courcelles-les-Lens, France.

         Substantially all of the profits and losses of the acquired business from August 29, 1997 will be for the Company's account. In order to permit Stamford to finance its acquisition of Fiberite more cost effectively, the Company paid a deposit of $173 million toward the purchase price on September 2, 1997. The deposit was financed primarily from borrowings under the Company's revolving credit facility. The Company has also agreed to pay the remainder of the purchase price on the earlier of the closing of the acquisition or in installments due 60, 90 and 180 days after August 29, 1997. The Company intends to finance the remainder of the purchase price, primarily through borrowings.

                                        2

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Action of 1934, the registrant has duly cause this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   Cytec Industries Inc.
                                                   ----------------------------
                                                         (Registrant)


Date   September 3, 1997                           /s/ E.F.  Jackman
    ------------------------                       ----------------------------
                                                   E.F.  Jackman
                                                   Vice President



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                                     CYTEC

CYTEC INDUSTRIES INC.
Five Garret Mountain Plaza
West Paterson, NJ 07424
(973)357-3100
                                                          September 3, 1997




Securities and Exchange Commission
450 Fifth Street NW
Washington, DC 20549

Re:      Cytec Industries Inc.
         Current Report on Form 8-K, Date of Report August 25, 1997 Commission File No. 1-12372

Ladies and Gentlemen:

         Enclosed for filing via EDGAR under the Securities Exchange Act is a complete copy of the above referenced report.

         By copy of this letter, we are sending a manually signed complete copy of the Current Report to the New York Stock Exchange.

                                                          Very truly yours,



                                                          Roy Smith
                                                          Senior Counsel
RS:cq
c:sec10q.903
Enclosure

cc: New York Stock Exchange. Please acknowledge receipt on the duplicate copy of this letter and return to the above signed in the self-addressed stamped envelope enclosed.